Exhibit (p)

CARLYLE ALPINVEST PRIVATE MARKETS FUND

CROSS RECEIPT

The undersigned, on behalf of Carlyle AlpInvest Private Markets Fund (the “Fund”) hereby acknowledges receipt from AlpInvest US Holdings, LLC of the sum of $100,000.00 in full payment for ten thousand (10,000) shares of beneficial interest of the Fund.

The undersigned, on behalf of AlpInvest US Holdings, LLC, hereby acknowledges receipt from the Fund of ten thousand (10,000) shares of beneficial interest of the Fund.

CARLYLE ALPINVEST PRIVATE MARKETS FUND

By:
Name:	Eric Hanno
Title:	President

ALPINVEST US HOLDINGS, LLC

By:
Name:	Cameron Fairall
Title:	Chief Compliance Officer

By:
Name:	Michael Thorne
Title:	Chief Legal Officer

Date:             , 2022

TO: CARLYLE ALPINVEST PRIVATE MARKETS FUND

The undersigned hereby acknowledges that it has purchased ten thousand (10,000) shares of beneficial interest (“Shares”) of Carlyle AlpInvest Private Markets Fund (the “Fund”) and further acknowledges and agrees: (1) that such Shares are being purchased for the account of the undersigned for investment and not with a view to or for the purpose of the distribution thereof; and (2) that such Shares are not registered under the Securities Act of 1933, as amended (the “Act”), and must be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available and that the Fund is under no obligation to register such Shares under the Act or to comply with any exemption from such registration and that such exemptions, in any case, are extremely limited and may not be available at such time or times as it may wish to dispose of the Shares.

ALPINVEST US HOLDINGS, LLC

By:
Name:	Cameron Fairall
Title:	Chief Compliance Officer

By:
Name:	Michael Thorne
Title:	Chief Legal Officer

Date:                            , 2022